Exhibit 8(o)(v)

                            SECOND AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                              RYDEX VARIABLE TRUST,
                            RYDEX DISTRIBUTORS, INC,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

WHEREAS, Rydex Variable Trust (the "Trust"), Rydex Distributors, Inc. (the "Underwriter") and Jefferson National Life Insurance Company (the "Company") are parties to a Participation Agreement dated March 24, 2000, as amended November 1, 2006 (the "Agreement"); and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, the parties wish to change the use of the terms "Account," "Contract," and "Fund" in such a way that the Accounts, Contracts, and the Funds need not be listed on Exhibit A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Exhibit A; and

WHEREAS, capitalized terms used but not defined in this Amendment, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Underwriter agree to amend the Agreement as follows:

1. The first paragraph of the Agreement is hereby deleted and replaced with the following:

      THIS AGREEMENT, made and entered into as of the 24th day of March, 2000 by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY (hereinafter the "Company"), a Texas Corporation on its own behalf and on behalf of each Account (defined below), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation.

2. The third recital clause of the Agreement is hereby deleted and replaced with the following:

      WHEREAS, beneficial interests in the Trust are divided into several series of interest or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement (each such series is hereinafter referred to as a "Fund"); and

3. The seventh recital clause of the Agreement is hereby deleted and replaced with the following:

      WHEREAS, the Variable Insurance Products issued or that will be issued by the Company ("Contracts") have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

4. The eighth recital clause of the Agreement is hereby deleted and replaced with the following

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company to set aside and invest assets attributable to the aforesaid Contracts; and

5. The tenth recital clause of the Agreement is hereby deleted and replaced with the following:


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

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund the aforesaid Contract, and the Underwriter is authorized to sell such shares to the Account at net asset value;

6. Section 1.6 is hereby deleted and replaced with the following:

      The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus, provided however, that the provisions of the then current Fund prospectus will not be deemed to alter any provision of Section 1.1 or 1.5.

7. The following new Section 1.11 is hereby added to the Agreement:

      It is agreed that Company, on behalf of an Account, has access under this Agreement to all Funds of the Trust and all share classes thereof (including Funds and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Funds or the share classes on Exhibit A. It is further agreed that a segregated asset account of the Company shall become an "Account" hereunder as of the date such segregated asset account first invests in a Fund. A series of the Trust shall become a "Fund" hereunder as of the date an Account first invests in such Fund. Notwithstanding the fact that Accounts, Contracts, and Funds need not be listed on Exhibit A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Funds on Exhibit A from time to time.

8. The existing Exhibit A is deleted in its entirety and replaced with the accompanying Exhibit A.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 3 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of March 31, 2008.

      RYDEX VARIABLE TRUST

      By:______________________
      Name: Carl Verboncoeur
      Title: CEO

      RYDEX DISTRIBUTORS, INC.

      By:______________________
      Name: Carl Verboncoeur
      Title: CEO

      JEFFERSON NATIONAL LIFE INSURANCE

      By:______________________
      Name: Craig A. Hawley
      Title: General Counsel and Secretary


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

                                    EXHIBIT A
                           LIST OF PARTICIPATING FUNDS

      The following funds are available in Jefferson National Life Annuity Account C (22-4025 Individual and 32-4000 Group), Jefferson National Life
Annuity Account E (22-4047132-4003 and 22- 4048132-4002), Jefferson National Life Annuity Account F (22-4061), Jefferson National Life Annuity Account H (CVIC-2000 or 2001), Jefferson National Life Annuity Account I (CVIC-2004 or
2005), Jefferson National Life Annuity Account J (JNL-2100), Jefferson National Life Annuity Account K (JNL-2200), Jefferson National Life Account L (CVIC-1001 and 1003), and Jefferson National Life Advisor Variable Annuity Account (22-4058):

      CLS AdvisorOne Amerigo                  Mid Cap 1.5x Strategy
      CLS AdvisorOne Clermont                 Russell 2000 1.5x Strategy
      Inverse NASDAQ 100                      Mid-Cap Growth
      Banking                                 Mid-Cap Value
      Basic Materials                         Nova
      Biotechnology                           NASDAQ 100
      Consumer Products                       Precious Metals
      Russell 2000 2x Strategy                Real Estate
      Electronics                             Retailing
      Energy                                  Sector Rotation
      Energy Services                         Small-Cap Growth
      Essential Portfolio Aggressive          Small-Cap Value
      Essential Portfolio Conservative        Technology
      Essential Portfolio Moderate            Telecommunications
      Financial Services                      S&P 500 2x Strategy
      Health Care                             Transportation
      Internet                                lnverse S&P 500 Strategy
      lnverse Dow 2x Strategy                 Government Long Bond 1.2x Strategy
      lnverse Mid-Cap Strategy                US Government Money Market
      lnverse Russell 2000 Strategy           Utilities
      lnverse Government Long Bond Strategy   OTC 2x Strategy
      Europe 1.25x Strategy                   Commodities Strategy
      Japan 1.25x Strategy                    Strengthening Dollar 2x Strategy
      Large-Cap Growth                        Weakening Dollar 2x Strategy
      Large-Cap Value                         Multi-Cap Core Equity
      Leisure                                 Absolute Return Strategies
      Dow 2x Strategy                         Hedged Equity


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

The following funds are available in Jefferson National Life Annuity Account G (JNL-2300, JNL-2300-1, and JNL-2300-2):

      Absolute Return Strategies              lnverse S&P 500 Strategy
      CLS AdvisorOne Amerigo                  Government Long Bond 1.2x Strategy
      CLS AdvisorOne Clermont                 Hedged Equity
      Banking                                 Japan 1.25x Strategy
      Basic Materials                         Large-Cap Growth
      Biotechnology                           Large-Cap Value
      Commodities Strategy                    Leisure
      Consumer Products                       Mid Cap 1.5x Strategy
      Dow 2x Strategy                         Multi-Cap Core Equity
      NASDAQ 100 2x Strategy                  Mid-Cap Growth
      Russell 2000 2x Strategy                Mid-Cap Value
      S&P 500 2x Strategy                     Nova
      Strengthening Dollar 2x Strategy        NASDAQ 100
      Weakening Dollar 2x Strategy            Precious Metals
      Electronics                             Real Estate
      Energy                                  Retailing
      Energy Services                         Russell 2000 1.5x Strategy
      Essential Portfolio Aggressive          Sector Rotation
      Essential Portfolio Conservative        Small-Cap Growth
      Essential Portfolio Moderate            Small-Cap Value
      Europe 1.25x Strategy                   Technology
      Financial Services                      Telecommunications
      Health Care                             Transportation
      Internet                                US Government Money Market
      lnverse Government Long Bond Strategy   Utilities
      lnverse Dow 2x Strategy                 International Rotation Fund
      lnverse Mid-Cap Strategy                Alternative Strategies
      lnverse NASDAQ 100 Strategy             Allocation Fund
      lnverse Russell 2000 Strategy


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